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                                                                   EXHIBIT 99.1


CONTACTS:                  Steven T. Darak
                           Senior Vice President & Chief Financial Officer
                           (602) 852-6600

                           Eugene Heller/Lori Parks
                           Silverman Heller Associates
                           (310) 208-2550


FOR IMMEDIATE RELEASE

            UGLY DUCKLING CORPORATION ANNOUNCES THIRD QUARTER CHARGES
                           TO DISCONTINUED OPERATIONS

         PHOENIX, Arizona (October 8, 1998) - Ugly Duckling Corporation (Nasdaq
NM: UGLY) announced today that it expects to take charges to discontinued operations of approximately $4.8 million (net of income taxes), or $0.26 per diluted common share, in the third quarter ended September 30, 1998. Approximately $3.6 million, or $0.19 per diluted common share, of the charges relate to the Company's ongoing efforts to close the third-party dealer branch office network of Champion Financial Services, Inc., its wholly owned subsidiary. These charges result from higher-than-estimated costs associated with closing the branch operations, which were discontinued in the first quarter of 1998, as well as greater-than-anticipated costs for the collection and liquidation of the associated loan portfolio. The remaining $1.2 million, or $0.07 per diluted common share, relates to costs incurred for the recently terminated rights offering by Cygnet Financial Corporation, a wholly owned subsidiary of the Company.

         Despite these charges to discontinued operations, the Company is comfortable with analysts' consensus estimates for earnings from continuing operations for its dealership business for the third quarter 1998.

         Commenting on the announcement, Ernest C. Garcia, II, chairman and chief executive officer of Ugly Duckling, said: "In the first quarter of this year, we decided to terminate the operations of our Champion Financial Services subsidiary and record a charge that we believed would sufficiently cover


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the expected net loss from the disposal of its assets and the collection of the related portfolio. We are disappointed that these costs have exceeded our initial estimates and that this portfolio's performance has been below expectations. While these developments lend support to our decision to exit this line of business, it is necessary to record an additional charge to discontinued operations for these higher-than-projected costs."

         Regarding the charge taken for the terminated rights offering, Mr. Garcia continued: "As previously disclosed, we terminated the rights offering to Ugly Duckling's shareholders due primarily to a lack of sufficient subscriptions for Cygnet common shares to meet certain Nasdaq listing requirements. As a result, we have determined it is appropriate to write off the costs associated with the rights offering. The Company continues to explore alternatives for formally separating our dealership and non-dealership operations, although there can be no assurance that we will ultimately be successful in this regard. In the meantime, Cygnet will remain a wholly owned subsidiary of Ugly Duckling.

         "This being said, I am pleased to report that both our dealership and non-dealership operations have continued to expand and that each has continued to perform as expected. Further, although we were not successful in formally separating these operations as planned, we have completed the internal process of establishing separate management teams and infrastructures for our dealership and non-dealership operations within the Company. We believe this structure enhances each segment's ability to focus on its own operations, improve financial performance and facilitate our goal of formally separating the two businesses."

         Mr. Garcia concluded: "We believe the Company is positioned for continued growth in 1999. However, given current market conditions, access to capital is a continuing concern and, if capital market conditions do not improve in the future, current expectations of our growth will need to be moderated."

         As previously disclosed, the termination of the rights offering does not affect the exchange offer announced by Ugly Duckling on September 17, which enables stockholders to exchange their shares in


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October 8, 1998
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Ugly Duckling for 12%, five-year subordinated debentures. Under the terms of that offer, each share of common stock can be exchanged for $6.50 principal amount of debentures. The expiration date of the exchange offer is scheduled for October 19, 1998.

         Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used car sales and finance company that operates the nation's largest chain of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 52 Ugly Duckling dealerships. Cygnet Financial Corporation engages in the business of providing various financial services primarily to the sub-prime segment of the automobile financing industry.


                                     *****


         This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Specifically, the statements in this press release relating to the Company's expectations regarding (1) earnings for the third quarter of 1998, (2) anticipated growth in 1999 and (3) the separation of its dealership and non-dealership operations are forward-looking in nature and involve risks and uncertainties. Factors that could cause or contribute to such differences include, but are not limited to, as to (1) above, differences in actual revenues and expenses relating to operations in the third quarter from estimates made prior to the Company's closing of its accounting records and the making of final adjusting entries for that quarter; as to (2) above, changes in the used car financing industry, the tightening of credit to the sub-prime industry and the competitive nature of this industry, the success of future acquisitions and the general economy; and, as to (3) above, the Company's ability to identify and follow through on a viable alternative regarding separation of its non-dealership operations. In particular, the Company could later decide to retain


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Ugly Duckling Corporation
October 8, 1998
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rather than separate its non-dealership operations, in which case its financial statements would require restatement to reflect the integration of certain financial information attributed to discontinued operations. Other factors that could cause or contribute to such differences include factors detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risks Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), factors detailed in the section "Risk Factors" in Ugly Duckling Corporation's definitive proxy statement dated August 4, 1998, and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.

         No statement in this press release shall constitute an offer to sell or the solicitation of an offer to buy any security in connection with the Company's exchange offer described above. Offers to sell and solicitations of offers to buy may be made only pursuant to the Company's Offering Circular dated September 17, 1998, as supplemented. Copies of this Offering Circular may be obtained by contacting Steven P. Johnson, General Counsel of the Company, 2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016.


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